                                                                      EXHIBIT 2

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER                         [APACHE CORPORATION LOGO]                 SHARES
      ----------                                               ----------


                  AUTOMATICALLY CONVERTIBLE EQUITY SECURITIES,
                      CONVERSION PREFERRED STOCK, SERIES C

                                                               CUSIP 037411 70 9
                                             See reverse for certain definitions

This Certifies That__________________________________________________________
_____________________________________________________________________________
is the owner of _____________________________________________________________
fully paid and non-assessable shares of the Automatically Convertible Equity Securities, Conversion Preferred Stock, Series C, no par value per share, of Apache Corporation, transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

A statement of the relative rights, preferences and restrictions of the shares of stock which the corporation is authorized to issue will be furnished without charge to each stockholder upon request therefor.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation.

Dated
      -----------------

                           [Apache Corporation Seal]

---------------------------              ------------------------------------
Cheri L. Peper, Secretary                Z. S. Kobiashvili, Vice President

                                         Countersigned:
                                         NORWEST BANK MINNESOTA, N.A.
                                         South St. Paul, Minnesota
                                         Transfer Agent and Registrar

                                         By:
                                            --------------------------------
                                               Authorized Signature

                               APACHE CORPORATION


The Corporation will mail to the holder of the shares of Automatically Convertible Equity Securities, Conversion Preferred Stock, Series C ("Preferred Stock") represented by this Certificate, without charge within five days after receipt of written request therefor, a copy of the express terms of the shares represented by this Certificate and of the other classes and series of shares which the Corporation is authorized to issue.

The shares represented by this Certificate are convertible into Common Stock in accordance with the express terms of the Preferred Stock at any time prior to May 15, 2002, the date fixed for mandatory redemption at the rate of, subject to adjustment, 40.985 shares of Common Stock for one share of Preferred Stock so converted.

The shares represented hereby may be converted by (1) endorsing this Certificate for transfer to the Corporation, (2) executing the form set forth below, and (3) surrendering this Certificate to the transfer agent.

                          NOTICE OF ELECTION TO CONVERT

The undersigned hereby irrevocably exercises the right to convert shares of the Automatically Convertible Equity Securities, Conversion Preferred Stock, Series C represented by this Certificate into Common Stock of Apache Corporation in accordance with the terms of the Automatically Convertible Equity Securities, Conversion Preferred Stock, Series C relating thereto.

Dated:                                  Signature
      ------------------------------              -----------------------------

                  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM  ---    as tenants in common                 UNIF TRF MIN ACT   ---           Custodian
                                                                                       -------           -------
                                                                                       (Cust)            (minor)
         TEN ENT  ---    as tenants by the entireties                                  Under Uniform Transfers to Minors

         JT TEN   ---    as joint tenants with right of                                  Act
                         survivorship and not as tenants                               ----------------------------
                         in common                                                           (State)
                         Additional abbreviations may also be used though not in the above list

         For value received, ____________ hereby sell, assign and transfer unto


Please insert Social Security or Other
   Identifying Number of Assignee
------------------------------------

------------------------------------


                   Please Print or Typewrite Name and Address
                     Including Postal Zip Code of Assignee

_______________________________________________________________________________
_______________________________________________________________________________
____________________________________________________Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:
      -------------------------
                                        ----------------------------------------
NOTICE: THE SIGNATURE(S) TO THIS
ASSIGNMENT MUST CORRESPOND WITH THE
NAME(S) AS WRITTEN UPON THE FACE OF
THE CERTIFICATE IN EVERY                ---------------------------------------
PARTICULAR, WITHOUT ALTERATION OR
ENLARGEMENT OR ANY CHANGE WHATEVER.



                                       -----------------------------------------
                                        THE SIGNATURE(S) SHOULD BE GUARANTEED BY
                                        ELIGIBLE GUARANTOR INSTITUTION, (Banks,
                                        Stockbrokers, Savings And Loan
                                        Associations And Credit Unions) WITH
                                        MEMBERSHIP IN AN APPROVED SIGNATURE
                                        GUARANTEE MEDALLION PROGRAM PURSUANT TO
                                        S.E.C. RULE 17 AD-15.
                                       -----------------------------------------